Exhibit 10.11

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated [●], 2021, is by and among (i) SDCL EDGE Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), (ii) SDCL EDGE Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and (iii) [●] (the “Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units (the “Public Units”) of the SPAC, the Investor has expressed an interest in acquiring (or in one or more of its affiliates acquiring) up to [●] Public Units in the IPO (exclusive of any Public Units issued pursuant to any exercise of the IPO underwriters’ overallotment option (the “Overallotment Option”)), each comprising one share of the Issuer’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of a redeemable warrant (each, a “Warrant”), where each whole Warrant is initially exercisable for one Class A Ordinary Share at an exercise price of $11.50 per Class A Ordinary Share, at a price of $10.00 per Public Unit (such indication of interest in acquiring up to [●] Public Units in the IPO, the “IPO Indication”).

WHEREAS, the parties wish to enter into this Agreement pursuant to which, on the terms and subject to the conditions set forth below, the Investor will purchase from the Sponsor Class B ordinary shares, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.005 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase

(a)	In connection with the IPO Indication, the Sponsor hereby agrees to sell to the Investor on the date hereof [●] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[●] (the “Transfer Price”), and the Investor hereby agrees to purchase from the Sponsor the Transferred Shares on the date hereof (such sale and purchase, the “Transfer”). Concurrently with the Transfer (but in any event not later than one business day after the date hereof), in consideration for the transfer of the Transferred Shares, the Investor shall pay $[●] to the Sponsor in immediately available funds. The parties acknowledge that the sale by the Sponsor directly to Investor is being undertaken for the convenience of the parties in lieu of (i) the transfer by Sponsor of the Transferred Shares to the SPAC for cancellation and (ii) the reissuance and sale of such Transferred Shares by the SPAC to the Investor in connection with its purchase of units of the Company.

(b)	Subject to the Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective as of the date hereof, automatically and without any action of any other party hereto.

(c)	In the event that the Investor and/or its affiliates fails to fulfil the IPO Indication (which at no point may exceed [●]% of the total Public Units issued in the IPO, exclusive of any Public Units issued pursuant to any exercise of the Overallotment Option), the Investor shall retransfer its interest in the Transferred Shares, in which case the Investor shall retransfer the Transferred Shares by transferring them in full to the Sponsor and the Sponsor shall repurchase the Transferred Shares by refunding the Transfer Price to the Investor. For the avoidance of doubt, the Investor shall not be subject to any such retransfer obligation solely by reason of the IPO underwriters allocating to the Investor or one or more of its affiliates a number of Public Units that is less than the IPO Indication. Furthermore, the parties hereto acknowledge that in the event the Investor or one or more of its affiliates do not submit the IPO Indication, the Sponsor and the SPAC’s only remedy with respect thereto shall be the repurchase of the Investor’s Transferred Shares as described above. For the avoidance of doubt, the parties acknowledge and agree that: (i) the IPO Indication will be deemed fulfilled by the Investor or one or more of its affiliates purchasing 100% of the Public Units actually allocated to the Investor or any such affiliates by the underwriters in the IPO; and (ii) in no event shall the IPO Indication represent more than [●]% of the Public Units issued in the IPO (exclusive of any Public Units issued pursuant to any exercise of the Overallotment Option).

(d)	The Investor and its affiliates shall not be required to purchase more than [●] Public Units issued in the IPO for any reason, including any upsizing of the IPO or any exercise of the Overallotment Option.

Section 2. Forfeiture of Founder Shares; Redemption Rights

(a)	In the event the Overallotment Option is not exercised in full, the Investor acknowledges and agrees that it (or, if applicable, it and any permitted transferees to which it has transferred any of the Transferred Shares) shall, promptly upon the expiry of the Overallotment Option and following notice from the SPAC or the Sponsor, retransfer its interest in the Transferred Shares, in which case the Investor shall retransfer the Transferred Shares (up to an aggregate of [●] Transferred Shares and pro rata based upon the percentage of the Overallotment Option exercised) by transferring them to the SPAC and the SPAC shall repurchase the Transferred Shares by refunding the Transfer Price to the Investor such that, immediately following such transaction, the Investor (and any such permitted transferees) will own an aggregate number of Transferred Shares equal to [●]% of the total number of Class A Ordinary Shares and Founder Shares issued and outstanding immediately following the expiry of the Overallotment Option (such reduction in the number of Founder Shares held by the Investor and any such permitted transferees, the “Overallotment Adjustment”).

(b)	In the event the number of Public Units offered and issued in the IPO (exclusive of the exercise of the Overallotment Option) is less than 17,500,000 but equal to or greater than 14,000,000, the Investor acknowledges and agrees that it (or, if applicable, it and any permitted transferees to which it has transferred any of the Transferred Shares) shall, following notice from the SPAC or the Sponsor, retransfer its interest in a number of Transferred Shares, in which case the Investor shall retransfer such Transferred Shares by transferring them to the SPAC and the SPAC shall repurchase such Transferred Shares by refunding the pro rata Transfer Price to the Investor, such that, immediately following such transaction, the Investor (and any such permitted transferees) will own an aggregate number of Transferred Shares equal to [●]% of the total number of Class A Ordinary Shares and Founder Shares issued and outstanding immediately following the IPO (such reduction in the number of Founder Shares held by the Investor and any such permitted transferees, the “Downsizing Adjustment”).

(c)	The Investor (or, if applicable, it and any permitted transferees to which it has transferred any of the Transferred Shares) waives any right to receive Founder Shares to which the Investor (or any such transferee) otherwise would be entitled as the result of a pro rata ordinary share split conducted in connection with an increase in the number of Public Units sold in the IPO above 17,500,000 (exclusive of any Public Units issued pursuant to any exercise of the Overallotment Option) pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (such waiver, the “Upsizing Share-Split Waiver”).

(d)	Except in the case of the Overallotment Adjustment, the Downsizing Adjustment and the Upsizing Share-Split Waiver, the Transferred Shares shall not be subject to cut-backs, reductions, forfeitures, surrenders, mandatory repurchases, claw-backs, transfers, redemptions, disposals, exchanges, additional lockups, reduced rights or share price vesting triggers commonly known as “earn-outs” or any other restrictions for any reason, including without limitation as part of negotiating a business combination.

(e)	The parties hereto agree and acknowledge that, save as otherwise provided herein to the contrary, nothing in this Agreement shall affect, limit or hinder the right of the Investor or any of its affiliates to sell, redeem or otherwise dispose of Public Units (or any of their component securities) and such sales, redemptions or dispositions shall have no impact on the number of Transferred Shares held by the Investor or the Investor’s rights with respect thereto.

(f)	The obligations of the Investor hereunder are subject to there being no material change in the SPAC’s organizational documents or capital structure from those set forth in the registration statement on Form S-1 filed by the SPAC with the U.S. Securities and Exchange Commission (the “SEC”) on [●], 2021 (the “Registration Statement”).

Section 3. Representations, Warranties and Undertakings of the SPAC

The SPAC hereby represents and warrants to the Investor, and agrees with the Investor as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not (i) violate or conflict with the SPAC’s organizational documents or (ii) materially conflict with or violate, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)	Except for the SEC’s declaration that the Registration Statement is effective, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the SPAC in connection with the consummation of the transactions contemplated by this Agreement.

(e)	In connection with the IPO, the SPAC shall enter into a registration rights agreement with the Sponsor, the Investor and certain other parties thereto (the “Registration Rights Agreement”). The Registration Rights Agreement shall, inter alia, provide the Investor with registration rights with respect to the Transferred Shares (and the Class A Ordinary Shares issued or issuable upon the conversion or exchange thereof) that are not less favorable in any material respect to the Investor than the registration rights of the Sponsor or any other party set forth therein.

(f)	The Transferred Shares are duly issued, fully-paid and nonassessable.

(g)	The Transferred Shares are not convertible into or exchangeable for, either at the election of the holder or otherwise, Class A Ordinary Shares at any time prior to completion of a Business Combination (as defined below).

(h)	The SPAC has complied, and will continue to comply, with applicable Anti-Corruption Laws and Anti-Money Laundering Laws (both as defined below).

(i)	The SPAC has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving the Investor or its affiliates, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

(i)	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

(ii)	to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by the Office of Foreign Assets Control (“OFAC”) or the laws of any other applicable country.

In this Agreement:

“Anti-Corruption Laws” means any applicable law, regulation, or rule related to combating corruption or bribery including, but not limited to, the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable law;

“Anti-Money Laundering Laws” means any applicable law, regulation, or rule related to combating money laundering, suspicious transactions, trade embargos, economic sanctions, or terrorist financing including, but not limited to, the US Bank Secrecy Act of 1986, the USA Patriot Act of 2001 (in each case to the extent applicable to the parties hereto and to this Agreement), the Specially Designated Nationals List or any similar list maintained by OFAC at the United States Department of the Treasury.

(j)	The SPAC shall prepare and make available to and inform the Investor, within 90 days after the end of the SPAC’s taxable year or as soon as practicable thereafter, a PFIC Annual Information Statement within the meaning of Section 1.1295-1 of the Treasury Regulations. Upon written request, the SPAC shall prepare and provide to Investor the information and documentation necessary to enable Investor and its direct or indirect owners to (A) accurately prepare all tax returns and comply with any reporting requirements as a result of the classification of the SPAC as a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and (B) make and maintain any election or filing (including, without limitation, a “qualified electing fund” election or a “protective statement” under Section 1295 of the Code) with respect to the SPAC, and comply with any reporting or other requirements incident to such election.

Section 4. Representations, Warranties and Undertakings of the Sponsor

The Sponsor hereby represents and warrants to the Investor, and agrees with the Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not (i) violate or conflict with the Sponsor’s organizational documents or (ii) materially conflict with or violate, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)	No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement.

(e)	The Sponsor has good and valid title to the Transferred Shares and upon the consummation of the Transfer the Investor shall hold the Transferred Shares free and clear of any encumbrances or restrictions on transfer, other than as set forth herein and in the Registration Statement, and except for such restrictions on transfer as are set forth in applicable securities laws.

(f)	Substantially concurrently with the execution of this Agreement, the Sponsor and the SPAC are entering into separate agreements with other “anchor investors” in respect of such investors’ purchases of Founder Shares in connection with their respective indications of interest regarding the IPO. The Sponsor and the SPAC represent that, except as disclosed in the Registration Statement, no such agreement with any other “anchor investor” (which shall include any investor in the Founder Shares or any investor in the Sponsor or its shareholders, whether made on the date hereof or in connection with an initial business combination of the SPAC) contains or will contain directly or indirectly (including pricing or any payments or transfers of value to such investor or any affiliate of such investor but excluding any investor, including its affiliates, who does not purchase more than 3% in the IPO), terms that are more favourable to such “anchor investor” than the terms of this Agreement are to the Investor (any such terms, “More Favorable Terms”). For the avoidance of doubt, any provision entitling another “anchor investor” to acquire Founder Shares in a ratio to its IPO indication that is higher than such ratio for the Investor as set forth in this Agreement shall be considered More Favorable Terms. In the event that another “anchor investor” is afforded any such More Favorable Terms than the Investor, the Sponsor and/or the SPAC shall promptly so inform the Investor of such More Favorable Terms, and the Investor shall have the right to elect to have such More Favorable Terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

(g)	The Sponsor has complied, and will continue to comply, with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(h)	The Sponsor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving the Investor or its affiliates, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

(i)	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

(ii)	to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by the OFAC or the laws of any other applicable country.

Section 5. Representations and Warranties of the Investor

The Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not (i) violate or conflict with the Investor’s organizational documents or (ii) materially conflict with or violate, or result in any material violation of or default under, any agreement or other instrument to which the Investor is a party or by which the Investor is bound, or any decree, order, statute, rule or regulation applicable to the Investor.

(d)	The Investor is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act, or an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

(e)	The Investor has complied, and will continue to comply, with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(f)	The Investor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving the Investor or its affiliates, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

(i)	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

(ii)	to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by the OFAC or the laws of any other applicable country.

Section 6. Additional Agreements and Acknowledgements of the Investor

(a)	The Investor agrees not to transfer, assign or sell any Transferred Shares or any Class A Ordinary Shares issuable upon conversion of the Transferred Shares held by it until the earlier of (i) one year after the date the SPAC consummates an initial Business Combination (as defined below) and (ii) the earlier to occur of, subsequent to an initial Business Combination, (A) the date on which the SPAC consummates a subsequent liquidation, merger, share exchange or other similar transaction that results in all of the SPAC’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property, and (B) the first date on which the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation an initial Business Combination (the “Lock-Up Period”). The foregoing restriction shall only be applicable to the Investor if all other holders of the Founders Shares, directly or indirectly, are subject to the same restrictions and, to the extent any holder of the Founders Shares shall be subject to a restriction more favorable to such holder, directly or indirectly, including as a result of any waiver of any such restriction, than the restrictions applicable to the Investor, the SPAC shall offer the Investor the opportunity for ten days to modify the restrictions applicable to the Investor to reflect such more favorable terms.

(b)	For the avoidance of doubt, nothing herein shall prevent Investor or any affiliate thereof from transferring or redeeming any Class A Ordinary Shares or Public Units acquired by Investor or any of its affiliates in the IPO or in the open market following the IPO.

(c)	The Investor may, prior to the expiration of the Lock-Up Period, transfer some or all of the Transferred Shares to one or more affiliates of the Investor so long as each such affiliate executes and delivers to the SPAC prior to such transfer an agreement containing terms substantially similar to those set forth in this Section 6.

(d)	For the avoidance of doubt, a change in the members of Investor shall not constitute a “transfer” prohibited by Section 6(a) or a “transfer” for which notice or an additional undertaking is required pursuant to Section 6(b), so long as such change does not make any representation or warranty of Investor set forth in this Agreement untrue.

(e)	The Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Investor agrees that if the SPAC seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Investor shall vote (or, if applicable, cause its affiliates to vote) all Transferred Shares in favor of such proposed Business Combination; provided, for the avoidance of doubt, that the Investor and its affiliates shall have no such voting obligation with respect to any Class A Ordinary Shares or Public Units acquired by the Investor or its affiliates in the IPO or in the open market following the IPO.

(f)	The Investor agrees and acknowledges that it is aware that the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. The Investor agrees and acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares and waives any redemption rights with respect to the Transferred Shares. Notwithstanding the foregoing, nothing in this Agreement shall affect, limit or hinder the right of the Investor or its affiliates to sell or redeem Class A Ordinary Shares or Public Units acquired by the Investor or its affiliates in the IPO or in the open market following the IPO.

Section 7. Termination by Investor

(a)	If the SEC requests or requires disclosure, in the Registration Statement or otherwise in connection with the IPO or the transactions contemplated hereby, of the name of the Investor, its manager or investment manager, or the name of any affiliate of the Investor, then:

(i)	the Sponsor or the SPAC immediately shall so inform the Investor; and

(ii)	the Investor shall have the right to terminate this Agreement by written notice to the Sponsor and the SPAC and, upon such termination, (i) the Investor shall retransfer its interest in the Transferred Shares, in which case the Investor shall retransfer the Transferred Shares by transferring them in full to the Sponsor and the Sponsor shall repurchase the Transferred Shares by refunding the Transfer Price to the Investor, and (ii) the rights and obligations of the parties hereunder shall be of no further force or effect.

(b)	If the IPO has not been consummated by the date that is the earlier of November 18, 2021 or thirty (30) days after the date of this Agreement, then Investor shall have the right to terminate this Agreement by written notice to the Sponsor and the SPAC, and upon such termination, (i) the Investor shall retransfer its interest in the Transferred Shares, in which case the Investor shall retransfer the Transferred Shares by transferring them in full to the Sponsor and the Sponsor shall repurchase the Transferred Shares by refunding the Transfer Price to the Investor, and (ii) the rights and obligations of the parties hereunder shall be of no further force or effect.

Section 8. Miscellaneous

(a)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York. Each of the parties hereto hereby (i) agrees that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, Borough of Manhattan, State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

(b)	This Agreement may not be amended, modified or waived without the written consent of all the parties hereto.

(c)	The Investor hereby acknowledges that it shall be solely responsible for all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the transactions contemplated in this Agreement (including but not limited to the purchase by the Anchor Investor of the Founder Shares and Public Units) as well as the execution of this Agreement.

(d)	Except as otherwise set forth herein, the rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of all the other parties hereto; provided, for the avoidance of doubt, that the purchase by one or more affiliates of the Investor of Public Units in the IPO in fulfilment of the IPO Indication shall be deemed not to constitute an assignment requiring consent of the Sponsor or the SPAC.

(e)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)	This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)	All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement. Additionally, all provisions herein which by their terms must reasonably be understood to survive the consummation of the transactions contemplated by this Agreement to be given their intended effect shall survive the consummation of the transactions contemplated by this Agreement.

(i)	Each party hereto shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(j)	Neither the SPAC nor the Sponsor shall, or shall permit any affiliate or representative thereof, to disclose (orally or in writing) the identity of the Investor, any of its affiliates or principals or its investment manager or manager (in any regulatory filing or otherwise) without the prior written consent of the Investor; except as required by applicable law or regulatory authority (but for the avoidance of doubt subject to Section 7(a) hereof); provided, that (x) the Investor shall have the right to review such disclosure prior to its filing or publication, and (y) in the case of any such disclosure, the SPAC or the Sponsor (as applicable) shall use commercially reasonable efforts to obtain confidential treatment with respect such disclosure.

(k)	Any notice or other communication given to a party under or in connection with this Agreement shall be in writing and in the English language, and shall be:

(i)	Delivered by hand or pre-paid first-class post or other next working day delivery service at its registered office (if a company) or its principal place of business (in any other case); or

(ii)	sent by email to the following email addresses:

if to the SPAC, to the Board of Directors at:

[●]:

if to the Sponsor, to the Managers at:
[●];

if to the Investor: [●],

any notice or other communication so given shall be deemed to have been received:

(iii)	if delivered by hand, at the time the notice is left at the proper address;

(iv)	if sent by pre-paid first-class post or other next working day delivery service, at 9:00 a.m. on the second business day after posting it; or

(v)	if sent by email, at the time of transmission or, if this time falls outside business hours in the place of receipt, when business hours resume.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR
[●]

By:
Name:
Title:

[Signature Page to the Investment Agreement]

SPAC

SDCL EDGE Acquisition Corporation

By:
Name:
Title:

[Signature Page to the Investment Agreement]

SPONSOR

SDCL EDGE SPONSOR LLC

By:
Name:
Title:

[Signature Page to the Investment Agreement]